AMENDMENT NO. 1

TO

EXECUTIVE EMPLOYMENT AGREEMENT

This Amendment No. 1 to the Executive Employment Agreement (“Amendment”), dated November 14, 2013, is by and between Marathon Patent Group Inc., a Nevada corporation with an address c/o National Corporate Research Ltd, 2020 South Minnesota Street, Carson City, Nevada 89703 (the “Company”), and Doug Croxall, an individual with a mailing address of 2331 Mill Road, Suite 100, Alexandria, Virginia 22314 (the “Executive”).

WHEREAS, the parties entered into an Executive Employment Agreement on November 14, 2012 (the “Employment Agreement”); and

WHEREAS, the parties wish to amend the Employment Agreement as set forth below, with the understanding that all other provisions of the Employment Agreement shall remain unchanged;

NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the parties hereto agree as follows:

1.           Section 2 of the Employment Agreement shall be amended in its entirety to read as follows:

Term. The term of this Agreement shall commence on the Effective Date and shall continue until November 14, 2017.  “Employment Period” shall mean the initial term plus the renewal period, if any.

2.           Section 4 of the Employment Agreement shall be amended in its entirety to read as follows:

Base Salary.  For all services to be rendered by Executive pursuant to this Agreement, the Company agrees to pay Executive during the Employment Period an initial base salary (the "Base Salary") at an annual rate of $350,000. Commencing on November 14, 2013, the Base Salary shall be increased to $480,000, subject to a 3% increase every year thereafter during the Employment Period.  The Base Salary shall be paid in periodic installments in accordance with the Company's regular payroll practices.

2.	The terms and conditions of all other sections of the Employment Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties have executed this agreement as of November 14, 2013.

[Signature Page Follows]

[Signature Page to the Amendment No. 1 to Executive Employment Agreement]

MARATHON PATENT GROUP, INC.

By:	/s/ Doug Croxall
Name: Doug Croxall Title: Chief Executive Officer

DOUG CROXALL

/s/ Doug Croxall